UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2006

Commission	IRS Employer
File Number	Identification No.

1-12577	47-0684333

Exact name of registrant as specified in its charter

SITEL CORPORATION

MINNESOTA

(State or Other Jurisdiction of Incorporation or Organization)

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA	68122
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-6810

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                       Results of Operations and Financial Condition

On August 9, 2006, SITEL Corporation issued a press release with respect to the company’s second quarter of 2006 financial results.  Furnished as exhibit 99.1 is a copy of the press release.

Item 4.02 (a).                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in our Current Report on Form 8-K dated February 27, 2006, management and the Audit Committee concluded that the Company will have to restate its previously issued financial statements for the fiscal years 2000 through 2004 and potentially for each of the three-month periods covered by the interim quarterly reports in the fiscal year ended December 31, 2005 and such previously issued financial statements should no longer be relied upon.

In addition, the Company has determined that Management’s Report on Internal Control over Financial Reporting as of December 31, 2004 and the Report of KPMG, LLP, the Company’s independent registered public accounting firm, relating to the effectiveness of the Company’s internal controls over financial reporting and management’s assessment thereof as of December 31, 2004, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, should not be relied upon.

Item 9.01.                                          Financial Statements and Exhibits.

The following item is furnished pursuant to item 2.02, is not considered “filed” under the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of the previous or further filings of SITEL Corporation under the Securities and Exchange Act of 1933, as amended, or the Exchange Act.

(d)           Exhibits

99.1         Press release of SITEL Corporation dated August 9, 2006

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date: August 9, 2006	By	/s/ Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of SITEL Corporation dated August 9, 2006